Exhibit 10.1

CONNECTICUT DEVELOPMENT AUTHORITY

and

THE CONNECTICUT LIGHT AND POWER COMPANY

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AGREEMENT

Dated as of October 1, 2008

Connecticut Development Authority

$62,000,000 Pollution Control Revenue Bonds

(The Connecticut Light and Power Company Project - 1996A Series)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, made and dated as of October 1, 2008 (the “First Amendment”), amending that certain Amended and Restated Loan Agreement made and dated as of January 1, 1997 (the “Amended and Restated Loan Agreement”), which Amended and Restated Loan Agreement amended and restated that certain Loan Agreement made and dated as of May 1, 1996 (the “Original Loan Agreement”), each by and between the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and The Connecticut Light and Power Company, a corporation organized and existing under the laws of the State of Connecticut,

WITNESSETH THAT:

WHEREAS, the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23zz, as amended (the “Act”), declares that there is a continuing need in the State (1) for economic development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety and (2) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

WHEREAS, the Act provides that (1) the term “project” as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) a project may also include or consist exclusively of machinery, equipment or fixtures; and

WHEREAS, the Act defines economic development project to include “any project which is to be used or occupied by any person for . . . (2) controlling, abating, preventing or disposing land, water, air or other environmental pollution . . . or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application”; and

WHEREAS, the Act provides that the Authority shall have power to determine the location and character of, and extend credit or make loans to any person for the planning, designing, acquiring, improving and equipping of, a project which may be secured by loan, lease or sale agreements, contracts and other instruments, upon such terms and conditions as the Authority shall determine to be reasonable, to require the inclusion in any contract, loan agreement or other instrument of such provisions for the construction, use, operation, maintenance and financing of the project as the Authority may deem necessary or desirable, to issue its bonds for such purposes, subject to the approval of the Treasurer of the State, and, as security for the payment of the principal or redemption price, if any, of and interest on any such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

WHEREAS, the Authority, by a resolution adopted April 17, 1996, authorized the issuance of $62,000,000 principal amount of its Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the “Bonds”) for the purpose of providing funds for the financing of construction of and additions to the pollution control and sewage and solid waste disposal facilities of The Connecticut Light and Power Company (the “Borrower”); and

WHEREAS, pursuant to such resolution, the Bonds were secured by an Indenture of Trust, dated as of May 1, 1996 (the “Original Indenture”), by and between the Authority and U.S. Bank National Association (as successor-in-interest to Fleet National Bank), as trustee; and

WHEREAS, concurrently with the execution of the Original Indenture, the Authority and the Borrower entered into the Original Loan Agreement, providing for a loan by the Authority to the Borrower in an amount equal to the principal and amount of the Bonds; and

WHEREAS, in order to support the payment of the Bonds, the Borrower, concurrently with the execution of the Original Indenture, arranged for the delivery to the Paying Agent (as hereinafter defined) of an irrevocable Letter of Credit, dated the date of the delivery of the Bonds (the “Letter of Credit”), issued by Canadian Imperial Bank of Commerce, New York Agency, for the account of the Borrower in favor of the Paying Agent as beneficiary on behalf of the owners of the Bonds; and

WHEREAS, on May 21, 1996, the Authority issued the Bonds under and in accordance with the provisions of the Original Indenture; and

WHEREAS, in order to replace the Letter of Credit with a substitute Credit Facility (as such term is defined in the Original Indenture) consisting of credit support in the form of a bond insurance policy (the “Bond Insurance Policy”) issued by Ambac Assurance Corporation (the “Bond Insurer”) and liquidity support in the form of a standby bond purchase agreement, by and between the Borrower and Societe Generale, New York Branch, and to further secure the Bonds with the Borrower’s 1996 Series B First Mortgage Bonds (the “Mortgage Bonds”), the Authority and the Trustee have previously amended and restated in its entirety the Original Indenture pursuant to that certain Amended and Restated Indenture of Trust, dated as of January 1, 1997 (the “Amended and Restated Indenture of Trust”), and the Authority and the Borrower have previously amended and restated in its entirety the Original Loan Agreement pursuant to the Amended and Restated Loan Agreement; and

WHEREAS, the Borrower now desires to terminate and release the Bond Insurance Policy in accordance with and pursuant to the terms and provisions of a certain Release Agreement, dated as of October 1, 2008, by and among the Bond Insurer, the Borrower, the Trustee, Morgan Stanley & Co. Incorporated and the Authority (the “Release Agreement”); and

WHEREAS, the Authority, at the request of the Borrower, has determined to further amend the Amended and Restated Loan Agreement in order to provide for the amendments, modifications and other changes necessary to reflect the termination and release of the Bond Insurance Policy;

WHEREAS, Section 11.3 of the Amended and Restated Indenture of Trust provides that the Amended and Restated Loan Agreement may be amended with the consent of the owners of not less than 66 2/3% in aggregate principal amount of the Bonds Outstanding and so affected given and procured as provided in Section 10.3 thereof;

WHEREAS, Section 9.4 of the Amended and Restated Loan Agreement provides that the Amended and Restated Loan Agreement may be amended only with the concurring written consent of the Trustee.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, it successors and assigns, do mutually promise, covenant and agree as follows:

ARTICLE I
AUTHORITY AND DEFINITIONS

Section 1.1.

Authority for First Amendment.  This First Amendment is executed in accordance with the provisions of Sections 10.3 and 11.3 of the Amended and Restated Indenture of Trust and pursuant to the Act.

Section 1.2.

Definitions.  Capitalized terms used herein and not otherwise defined shall have the respective meanings accorded such terms in the Amended and Restated Loan Agreement.

ARTICLE II
AMENDMENTS

Section 2.1.

Amendments.  Section 1.2 of the Amended and Restated Loan Agreement is hereby amended by the addition of a new subsection (13) to read as follows:

“(13)

From and after the date upon which there is no Insurance Policy in effect, all provisions relating to the Bond Insurer or the Insurance Policy, as the case may be, and all references to the Bond Insurer or the Insurance Policy, as the case may be, in the Indenture, the Mortgage Bonds, this Agreement, and the Bonds shall be ineffective.”

ARTICLE III
MISCELLANEOUS

Section 3.1.

Severability.  If any provision of this First Amendment is held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

Section 3.2.

Applicable Law.  This First Amendment shall be governed by the applicable laws of the State of Connecticut.

Section 3.3.

Continuation of the Amended and Restated Loan Agreement.  Except as expressly amended and supplemented by this First Amendment, the Amended and Restated Loan Agreement is and shall remain in full force and effect in accordance with its terms.

Section 3.4.

Execution in Counterparts.  This First Amendment may be executed in counterparts, all such counterparts shall be deemed to be originals, and together, they shall constitute but one and the same instrument.

Section 3.5.

Effective Date.  This First Amendment shall become effective when the consent of the owners of not less than 66 2/3% in aggregate principal amount of the Bonds is obtained in accordance with and pursuant to Sections 10.3 and 11.3 of the Amended and Restated Indenture of Trust.

IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.

Connecticut Development Authority

By   /s/ Karin A. Lawrence

Name: Karin A. Lawrence

Authorized Representative

The Connecticut Light and

Power Company

By  /s/ Patricia C. Cosgel

Name:  Patricia C. Cosgel

Title:  Assistant Treasurer

CONSENTED TO:

U.S. Bank National Association,

as Trustee

By: __/s/ Elizabeth C. Hammer

 Elizabeth C. Hammer

Vice President